UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) & (e)     On February 1, 2024, the Board of Directors (“Board”) of Wheels Up Experience Inc. (the “Company” or “Wheels Up”) appointed David Holtz to serve as Chief Operating Officer of Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP”), effective February 5, 2024. In his position as Chief Operating Officer, Mr. Holtz will oversee all aspects of Wheels Up’s operations.
Mr. Holtz, age 67, has over 40 years of flight operations experience and most recently served as Senior Vice President, Operations at Delta Air Lines, Inc. (“Delta”) from November 2011 to February 2024. Mr. Holtz joined Delta in May 1979 and has held several senior leadership roles in operations control and management of the airline’s global fleet. Since March 2022, Mr. Holtz has assisted Wheels Up as Chairman of Operations, a role in which he was responsible for the oversight of the Company’s efforts to harmonize and consolidate its various Federal Aviation Administration Part 135 operating certificates.
In connection with his appointment as Chief Operating Officer, WUP and Mr. Holtz entered into an offer letter, dated February 1, 2024 (the “Offer Letter”), pursuant to which: (i) the Company will pay Mr. Holtz an annual base salary of $475,000, which will be prorated for 2024 based on the term of his service during the year; (ii) he will be eligible to receive an annual incentive bonus (the “Annual Bonus”) with a target amount equal to 100% of his annual base salary, the achievement of which will be based upon the Company’s performance against certain targets identified by the Compensation Committee of the Board (the “Compensation Committee”) and his individual performance toward key performance indicators and other factors; provided, that for 2024, the Annual Bonus will not be prorated; (iii) he will be eligible for an annual equity award with a target value equal to 125% of his annual base salary, based on the achievement of certain individual performance and other factors, subject to approval by the Compensation Committee; and (iv) he will receive 20 hours of flight time per year on a King Air 350i in accordance with the executive flight hours plan established by the Company from time to time. Mr. Holtz will also be eligible to participate in the employee benefit plans available to other executive officers of the Company, including participation under any of the Company’s severance policies available to executives from time to time.
There are no family relationships between Mr. Holtz and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Holtz and any other person pursuant to which he was selected as Chief Operating Officer of WUP. There are no transactions in which Mr. Holtz has an interest that require disclosure under Item 404(a) of Regulation S-K. Descriptions of certain relationships and transactions between the Company and Delta are included in the Company’s: (i) definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission (“SEC”) on April 19, 2023 under the subsections titled “Commercial Arrangements with Delta,” “Delta Subleases,” and “Delta Investor Rights Letter” in the section titled “Certain Relationships and Related Person Transactions” beginning on page 51; (ii) Current Report on Form 8-K filed with the SEC on September 21, 2023 under the subsection titled “Delta Commercial Cooperation Agreement” in Item 1.01 thereof; (iii) Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023 under the subsection titled “Liquidity Initiatives” in Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 37; and (iv) Current Report on Form 8-K filed with the SEC on November 16, 2023 in Item 1.01 thereof, each of which is incorporated herein by reference.
The foregoing description of the Offer Letter is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01     Regulation FD Disclosure.
On February 5, 2024, the Company issued a press release regarding operational leadership changes, a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1†	Offer Letter, dated February 1, 2024, by and between David Holtz and Wheels Up Partners LLC
99.1	Press Release, dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Identifies each management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: February 5, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer